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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Clarify, Inc. on Form S-8 (File No. 333-66135) of our report dated January 19, 1999, except for Note 11 for which the date is March 12, 1999, on our audit of the consolidated financial statements of Clarify, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, and our report dated January 19, 1999, on our audit of the financial statement schedule, which reports are included in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 30, 1999

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